Exhibit 23.3


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We do hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Stone Energy Corporation (the "Company") for the year ended December 31, 1998 (the "Form 10-K"), the incorporation by reference of the Form 10-K into the Company's Registration Statement on Form S-8 (Registration No. 33-67332), and the incorporation by reference of the Form 10-K into the Company's Registration Statement on Form S-3 (Registration No. 33-72236).



                                            Cawley, Gillespie & Associates, Inc.




                                                    By:  /s/ Aaron Cawley
                                                      ------------------------
                                                             Aaron Cawley, P.E.
                                                       Executive Vice President



Fort Worth, Texas
March 15, 1999